UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2010

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1661 Worthington Road
Suite 100
West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On August 16, 2010, David J. Gunter, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Ocwen Financial Corporation (“Ocwen”), informed Ocwen that he was retiring effective August 27, 2010.

Effective August 27, 2010, John Van Vlack, Ocwen’s Senior Vice President of Finance,  will become Executive Vice President, Chief Financial Officer and Chief Accounting Officer.  Mr. Van Vlack, 46, joined Ocwen in September 2007, initially as Vice President of Finance, directing Ocwen’s Advance Facility and Portfolio Valuation departments.  In August 2008 he was promoted to Senior Vice President where he assumed the responsibilities of Chief Financial Officer of Ocwen Asset Management, which encompasses Ocwen’s loan servicing business.  From 1989 until joining Ocwen, he held several positions in BellSouth Corporation, including Chief Financial Officer of Network Operations, Retail Marketing, and in two subsidiaries in their Yellow Pages business.  Mr. Van Vlack holds a Bachelor of Business Administration degree in Accounting from Emory University and a Masters of Business Administration degree from The University of Texas at Austin.  Mr. Van Vlack has also been admitted as a Certified Public Accountant in Georgia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

By:	/s/ Ronald M. Faris
Ronald M. Faris President (On behalf of the Registrant and as its President)

Date:  August 19, 2010